Exhibit 10.44

THERMO FISHER SCIENTIFIC INC.
NONSTATUTORY STOCK OPTION AGREEMENT

Granted Under
[NAME OF EQUITY INCENTIVE PLAN]

1.Grant of Option.
This agreement evidences the grant by Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), on [           ], 20[ ] (the “Grant Date”) to [                  ] (the “Participant”), an employee, officer, consultant, or director of the Company or one of its Subsidiaries, of an Option to purchase, in whole or in part, on the terms provided herein and in the Company’s [Name of Equity Incentive Plan] (the “Plan”), a total of [                  ] shares (the “Shares”) of common stock, $1.00 par value per share, of the Company (“Common Stock”) at $[          ] per Share. Unless earlier terminated, this Option shall expire at 5:00 p.m., Eastern time, on [_______] (the “Final Exercise Date”).
It is intended that the Option evidenced by this agreement shall not be an incentive stock Option as defined in Section 422 of the Code. Except as otherwise indicated by the context, the term “Participant”, as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms. Capitalized terms used in this Agreement and not otherwise defined shall have the same meaning as in the Plan.
2.Vesting Schedule. Except as otherwise provided in paragraphs (d) through (g) of Section 3 below and the Plan, this Option will become exercisable (“vest”) as to__________________. [The vesting of this Option shall be in accordance with the provision of the Plan. In the event of this Option vests based solely on the passage of time, insert the following in the blank above: "[       ]% of the original number of Shares on the [____] anniversary of the Grant Date and as to an additional [      ] % of the original number of Shares at the end of [each] anniversary of the Grant Date following the first anniversary of the Grant Date until the [__________] anniversary of the Grant Date"] provided that on each such vesting date the Participant is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company (an “Eligible Participant”). The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Option under Section 3 hereof.
3.Exercise of Option.
(a)    Form of Exercise. Each election to exercise this Option shall be in accordance with the instructions provided from time to time by the Company. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this Option may be for any fractional share.
(b)    Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (c)-(f) below, the right to exercise this Option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such cessation.
(c)    Death or Disability. If the Participant’s employment with the Company or a Subsidiary is terminated by reason of death or “disability” (as defined below) prior to the Final Exercise Date while he or she is an Eligible Participant, this Option shall vest and become 100% exercisable upon the date of such termination due to death or disability and the right to exercise this Option shall terminate one year following such date (but in no event after the Final Exercise Date). For the purposes of this Agreement, a Participant shall be deemed to be "disabled" at such time as the Participant is receiving disability benefits under the Company's Long Term Disability Coverage, as then in effect.
(d)    Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company or a Subsidiary for “Cause” (as defined in the Plan), the right to exercise this Option shall terminate immediately upon the effective date of such discharge. The Participant shall be considered to have been discharged for Cause if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.
(e)    Retirement. If the Participant "retires" from the Company or a Subsidiary prior to the Final Exercise Date then, subject to Section 3(d) above, this Option shall vest and become 100% exercisable upon the date of such retirement and the right to exercise this Option shall terminate on the Final Exercise Date, provided that the retirement date occurs at least two years after the Grant Date. For the purposes of this Agreement, a Participant shall be deemed to have "retired" (i) in the event of a non-employee director of the Company, when he or she ceases to be a director of the Company and (ii) in the event of an employee of the Company or a Subsidiary, upon his or her resignation from employment with the Company or a Subsidiary either (A) after the age of 55 and the completion of 10 continuous years service to the Company or a Subsidiary comprising at least 20 hours per week or (B) after the age of 60 and the completion of 5 continuous years service to the Company or a Subsidiary comprising at least 20 hours per week.
(f)    Change in Control Event. If the Participant’s employment or service is terminated by the Company or any Subsidiary without “Cause” (as defined in the Plan) or by the Participant for “Good Reason” (as defined in the Plan), in each case within 18 months following a Change in Control Event, this Option shall vest and become 100% exercisable upon the date of such termination of employment or service and the right to exercise this Option shall terminate one year following such date (but in no event after the Final Exercise Date).

4.Withholding. No Shares will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option in accordance with the instructions provided from time to time by the Company; provided, however, except as otherwise permitted by the Board, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).
5.Nontransferability of Option. This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant. Notwithstanding the foregoing, the Company consents to the gratuitous transfer of this Option by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof; provided that with respect to such proposed transferee the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Option under the Securities Act of 1933, as amended; and provided further that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.
6.Provisions of the Plan. This Option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Option.
7.No Right To Employment or Other Status. The grant of this Option shall not be construed as giving the Participant the right to continued employment or any other relationship with the Company or Subsidiary. The Company and Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate its relationship with the Participant free from any liability or claim under the Plan or this Agreement, except as expressly provided herein.

8.Restrictive Covenants. If the Participant engages in any conduct in breach of any noncompetition, nonsolicitation or confidentiality obligations to the Company or any Subsidiary under any agreement, policy or plan of the Company or any Subsidiary, then such conduct shall also be deemed to be a breach of the terms of the Plan and this Agreement. Upon such breach, this Option shall be cancelled and, to the extent some or all of this Option was exercised within a period of 12 months prior to such breach, the Participant shall be required to forfeit to the Company, upon demand, any cash or Shares acquired by the Participant upon such exercise or sale.

9.Governing Law. This Option shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

IN WITNESS WHEREOF, the Company has caused this Option to be executed under its corporate seal by its duly authorized officer. This Option shall take effect as a sealed instrument.

THERMO FISHER SCIENTIFIC INC.
Dated: _________	By: ____________________________________
Name: _________________________________
Title: __________________________________